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                                                                   EXHIBIT 14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and incorporation by reference in the Registration Statement on Form N-14 of our report dated February 25, 1998 on our audits of the financial statements and financial highlights of Manufacturers Investment Trust, for the year ended December 31, 1997, which are included and incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Statements and Experts" and "Independent Accountants" in Parts A and B of the Registration Statement, respectively.

                                          /s/PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 1999